                                                                     EXHIBIT 2.3


                                [RAC Letterhead]


December 31, 2002



VIA FACSIMILE (814) 461-5401

Rent-Way, Inc.
Rent-Way of Michigan, Inc.
Rent-Way of TTIG, L.P.
Attn:  Chief Executive Officer
One Rent Way Place
Erie, Pennsylvania  16505

Dear Sir:

         This letter is provided pursuant to Section 4.11 of that certain Asset Purchase Agreement, dated as of December 17, 2002 (the "ASSET PURCHASE AGREEMENT"), by and among Rent-A-Center, Inc. (the "ACQUIROR"), and Rent-Way, Inc. (the "COMPANY"), Rent-Way of Michigan, Inc. ("RENT-WAY MICHIGAN") and Rent-Way of TTIG, L.P. ("TTIG" and, together with Rent-Way Michigan, the "OPERATING SUBSIDIARIES"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Asset Purchase Agreement.

         Following an evaluation of the status of Acquiror's due diligence investigation up to and including the date hereof, the Acquiror, the Company and the Operating Subsidiaries hereby mutually agree, in accordance with Section
4.11 of the Asset Purchase Agreement, that the Extended Investigation Period shall be a period of twenty (20) days as fully set forth below. The Company and the Operating Subsidiaries hereby acknowledge that the Extended Investigation Period is necessary for Acquiror to adequately complete its due diligence review of the Company and the Operating Subsidiaries. Accordingly, the Extended Investigation Period shall extend until and include January 20, 2003, provided, however, that the Extended Investigation Period shall continue after January 20, 2003 in the event that Company or any of the Operating Subsidiaries shall not have reasonably complied with the covenants set forth in Section 4.5(c) and (e) of the Asset Purchase Agreement. Other than as specifically provided for herein, all other terms and conditions of the Asset Purchase Agreement shall remain in full force and effect.



                           [Signature Page to Follow]

                                    RENT-A-CENTER, INC.


                                    By: /s/ Mark E. Speese
                                        ----------------------------------------
                                        Name:  Mark E. Speese
                                               ---------------------------------
                                        Title: Chief Executive Officer
                                               ---------------------------------


AGREED AND ACCEPTED:

RENT-WAY, INC.


By:  /s/ William A. McDonnell
     -----------------------------------------
     Name:  William A. McDonnell
            ----------------------------------
     Title: Vice President
            ----------------------------------


RENT-WAY OF MICHIGAN, INC.


By:  /s/ William A. McDonnell
     -----------------------------------------
     Name:  William A. McDonnell
            ----------------------------------
     Title: Vice President
            ----------------------------------


RENT-WAY OF TTIG, L.P.

By:   Rent-Way Development, Inc.,
        its general partner


      By: /s/ William A. McDonnell
          ------------------------------------
          Name:  William A. McDonnell
                 -----------------------------
          Title: Vice President
                 -----------------------------



cc:    Hodgson Russ, LLP
       One M&T Plaza, Suite 2000
       Buffalo, New York  14203-2391
       Attention:  John J. Zak, Esq.
       Telecopy:  716-849-0349